Morgan Stanley Institutional Funds, Inc. -
Emerging Markets Fixed Income Opportunities
Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Vale Overseas Limited
Purchase/Trade Date:	8/3/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $180,000
Percentage of Offering Purchased by Fund: 0.018 %
Percentage of Fund's Total Assets: 0.72 %
Brokers: BB Securities Ltd., BNP Paribas,
Bradesco, BBI Citigroup, Morgan Stanley, CIBC
Capital Markets, Credit Agricole CIB, Mizuho
Securities, MUFG, Natixis, SMBC Nikko, Societe
Generale
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Greenko Investment Co.
4.875% due 8/16/2023
Purchase/Trade Date:  8/10/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Fund's Total Assets: 0.80%
Brokers:  Deutsche Bank, Investec, J.P. Morgan,
Morgan Stanley, UBS
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Saudi International Bond
2.375% due 10/26/2021
Purchase/Trade Date:  10/19/2016
Offering Price of Shares: $99.007
Total Amount of Offering: $5,500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.000%
Percentage of Fund's Total Assets: 1.04%
Brokers:  Citigroup, HSBC, J.P. Morgan, Bank of
China, BNP Paribas, Deutsche Bank, Goldman
Sachs, MUFG, Morgan Stanley, NCB Capital
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Petroleos Mexicanos 6.500%
due 3/13/2027
Purchase/Trade Date:  12/6/2016
Offering Price of Shares: $99.094
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $130,000
Percentage of Offering Purchased by Fund: 0.004%
Percentage of Fund's Total Assets: 0.55%
Brokers:  Bofa Merrill Lynch, Citigroup, J.P.
Morgan, Mizuho Securities, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.